Exhibit 99.1
                                  ------------

                                                    WOW! There is a difference.
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                            Georgetown Bancorp, Inc.
              Reports Results for Quarter Ended September 30, 2007

     GEORGETOWN,  MASSACHUSETTS,  October 31, 2007 -
     Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported a net loss for the three months ended September 30, 2007 of $138,000, or $.05 per basic and diluted share compared to a net loss of $86,000 or $.03 per basic and diluted share for the three months ended September 30, 2006. The current period quarterly loss was $12,000, or $.01 per basic and diluted share lower than the net loss for the three months ended June 30, 2007 of $150,000, or $.06 per basic and diluted share. This marked the first improvement in linked quarterly net operating results in the past four quarters.

     Robert E. Balletto, President and Chief Executive Officer, said, "The financial results for the quarter ended September 30, 2007 showed improvement in several areas when compared to the previous quarter ended June 30, 2007. During the quarter, net loans outstanding grew by 2.5%, and net interest income increased by 3.0%, both primarily driven by increases in our commercial loan portfolio. Deposits grew by 1.8% during the quarter, reflecting a 22.3% increase in deposits at our North Andover office. Our net interest margin has continued to demonstrate a trend of stabilization over the past four quarters. The improvement in the bottom line this quarter is encouraging and is a trend we
expect  will  continue;   however,  we  continue  to  operate  in  an  extremely
competitive environment for loan and deposit growth, which may hamper net interest margin improvement going forward."

     The net interest margin was 2.51% for the three months ended September 30, 2007, compared to 2.53% for the three months ended September 30, 2006.

     Non-interest expense for the three months ended September 30, 2007 was $1.3 million, compared to $1.2 million for the three months ended September 30, 2006. The increase was primarily due to increases in advertising expense, reflecting promotional activity at the North Andover office and increases in salaries and benefits.


                            GEORGETOWN BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                        ---------------------------------
                                   (unaudited)

                                     ASSETS
                                                     At          At
                                                September 30, June 30,
                                                    2007        2007
                                                ------------- --------
                                                    (In thousands)

Cash and due from banks                                $4,078   $3,950
Short-term investments                                  1,187    1,653
                                                ------------- --------
               Total cash and cash equivalents          5,265    5,603

Securities available for sale, at fair value           12,919   12,690
Securities held to maturity, at amortized cost          7,306    8,182
Federal Home Loan Bank stock, at cost                   2,905    2,905
Loans, net of allowance for loan losses of
 $1,111,000 at September 30, 2007 and
 $1,079,000 at June 30, 2007                          130,856  127,659
Premises and equipment, net                             4,762    4,816
Accrued interest receivable                               689      682
Bank-owned life insurance                               1,432    1,416
Other assets                                            1,077    1,129
                                                ------------- --------

               Total assets                          $167,211 $165,082
                                                ============= ========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                              $99,765  $97,956
Short-term Federal Home Loan Bank advances              8,900    9,850
Long-term Federal Home Loan Bank advances              39,360   37,873
Securities sold under agreements to repurchase            927      869
Mortgagors' escrow accounts                               352      317
Accrued expenses and other liabilities                    499      607
                                                ------------- --------
               Total liabilities                      149,803  147,472
                                                ------------- --------

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.10 par value per share:
 1,000,000 shares authorized; none outstanding              -        -
Common Stock, $0.10 par value per share:
 10,000,000 shares authorized; 2,777,250 shares
 issued                                                   278      278
Additional paid-in capital                             11,452   11,452
Retained earnings                                       7,379    7,522
Accumulated other comprehensive loss                     (91)    (179)
Unearned compensation - ESOP (63,415 and 65,463
 shares unallocated at September 30, 2007 and
 June 30, 2007, respectively)                           (634)    (655)
Treasury stock, at cost (109,063 and 85,200
 shares at September 30, 2007 and June 30,
 2007, respectively)                                    (976)    (808)
                                                ------------- --------
               Total stockholders' equity              17,408   17,610
                                                ------------- --------

               Total liabilities and
                stockholders' equity                 $167,211 $165,082
                                                ============= ========

                            GEORGETOWN BANCORP, INC.
                            STATEMENTS OF OPERATIONS
           ------------------------------------------------
                                   (unaudited)

                                      Three Months Ended
                            September 30,         June 30,  September 30,
                                 2007               2007        2006
                        ----------------------    --------- -------------
                           (Dollars in thousands, except per share data)
Interest and dividend
 income:
 Loans, including fees               $1,976       $1,898        $1,914
 Investment interest
  and dividends                         286          296           365
 Short-term investments                  16           12             8
                        ---------------------- --------- -------------
     Total interest and
      dividend income                 2,278        2,206         2,287
                        ---------------------- --------- -------------

Interest expense:
    Deposits                            731          673           652
 Short-term Federal
  Home Loan Bank
  advances                              113          145           294
 Long-term Federal Home
  Loan Bank advances                    468          451           333
 Securities sold under
  agreements to
  repurchase                              2            2             2
                        ---------------------- --------- -------------
     Total interest
      expense                         1,314        1,271         1,281
                        ---------------------- --------- -------------

Net interest income                     964          935         1,006
Provision for loan
 losses                                   1          (4)            64
                        ---------------------- --------- -------------
Net interest income,
 after provision for
 loan losses                            963          939           942
                        ---------------------- --------- -------------

Non-interest income:
 Customer service fees                  148          155           156
 Income from bank-owned
  life insurance                         16           24            12
 Other                                    8           53             7
                        ---------------------- --------- -------------
     Total non-interest
      income                            172          232           175
                        ---------------------- --------- -------------

Non-interest expenses:
 Salaries and employee
  benefits                              711          666           686
 Occupancy and
  equipment expenses                    210          260           207
 Data processing
  expenses                               83           79            77
 Professional fees                       82           85            55
 Advertising expense                     60           66            12
 Other general and
  administrative
  expenses                              201          244           211
                        ---------------------- --------- -------------
     Total non-interest
      expenses                        1,347        1,400         1,248
                        ---------------------- --------- -------------
Loss before income
 taxes                                (212)        (229)         (131)

Income tax benefit                     (74)         (79)          (45)
                        ---------------------- --------- -------------

Net loss                             $(138)       $(150)         $(86)
                        ====================== ========= =============

Weighted average number of common shares outstanding:
 Basic and diluted                2,615,752    2,629,992     2,674,838

Net loss per share:
 Basic and diluted                  ($0.05)      ($0.06)       ($0.03)

About Georgetown Savings Bank

Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA, North Andover, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.



Forward-looking statements

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END